EXHIBIT 3(A)
                                   RESTATED
                          CETIFICATE OF INCORPORATION
                                      OF
                           THE BOMBAY COMPANY, INC.
                             AS OF JANUARY 1, 1993


      THE BOMBAY COMPANY, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify that the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 10, 1975, a Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 6, 1985 and the following RESTATED CERTIFICATE OF INCORPORATION was adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware:

                                   ARTICLE I

      The name of the Corporation is The Bombay Company, Inc.

                                  ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

      The purposes of this Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation will have perpetual existence.

                                  ARTICLE IV

      Section 1. The total number of shares which the Corporation shall have authority to issue is twenty-six million (26,000,000) shares, of which one million (1,000,000) shares, of the par value of One Dollar ($1.00) shall be Preferred Stock, and twenty-five million (25,000,000) shares of the par value of One Dollar ($1.00) per share shall be Common Stock. The Preferred Stock shall be issued from time to time in one or more series with distinctive serial designations and (a) may have such voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock (d) may have such rights upon the dissolution of, or upon any distribution of the assets of the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange and with such adjustments; and (f) have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby granted to and vested in the Board of Directors.

      Section 2. Shares of the Common Stock may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, but not less than par value, and any and all such shares, the full consideration for which shall be paid or delivered, shall be fully paid and nonassessable stock and not liable to any further call or assessment thereon. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation.

      Section 3. No stockholder, as such, shall have any preemptive right to subscribe for or purchase any additional shares of stock or securities convertible into or carrying warrants or options to acquire shares of stock of the Corporation. Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

                                   ARTICLE V

      The vote of stockholders of the Corporation required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article V.

      Section 1. In addition to any affirmative vote required by law or by this Certificate if Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation, and except as otherwise expressly provided in Section 3 of this
Article V:

             (a) any merger or consolidation of the Corporation with (i) any Interested Stockholder (as hereinafter defined) or (ii) any corporation or other person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (each as hereinafter defined) of any Interested Stockholder; or

             (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of (i) all or substantially all the assets of the Corporation or (ii) assets of the Corporation or any of its Subsidiaries (as hereinafter defined) representing in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with general accepted accounting principles then in effect; or

             (c) (i) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $5,000,000 or more, but less than the amount set forth in clause (ii) of paragraph (b) of this Section 1, or (ii) any merger or consolidation of any Subsidiary of the Corporation having assets with an aggregate Fair Market Value of $5,000,000 or more in a transaction not covered by paragraph (b) of this Section 1 with (x) any Interested Stockholder or
      (y) any corporation or other person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of any Interested Stockholder; or

             (d)   the   issuance   or  transfer  by  the  Corporation  or  any
      Subsidiary (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder or such Affiliate or Associate from the Corporation or a Subsidiary; or

             (e) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

             (f) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

             (g) any contract calling for or contemplating any of the above transactions;

shall not be consummated without the affirmative vote of the holders of at least 66-2/3% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class (it being understood that for purposes of this Article V, each share of Voting Stock shall have the number of votes granted to it pursuant to Article IV of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

      Section 2. The term "Business Combination" as used in this Article V shall mean any transaction which is referred to in any one or more paragraphs
(a) through (g) of Section 1 of this Article V.

      Section 3. The provisions of Section 1 of this Article V shall not be applicable to a Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation, if all the conditions specified in any one of the following paragraphs (a), (b), (c) or (d) are met:

             (a) (i) such Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined) and (ii) the Interested Stockholder involved in such Business Combination (x) acquired such status as an Interested Stockholder in a manner substantially consistent with an agreement, arrangement or understanding approved by the Board of Directors prior to the time such Interested Stockholder became an Interested Stockholder and (y) had complied with all requirements imposed by such agreement, arrangement or understanding; or

             (b) in the case of any Business Combination described in paragraph (a) or (f) of Section 1 of this Article V, (i) such Business Combination shall have been approved by a majority of the Disinterested Directors, (ii) such Business Combination shall not have resulted, directly or indirectly, in an increase of more than 10% of the total amount of shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by any Interested Stockholder and all Affiliates and Associates of such Interested Stockholder at the time of the approval of such Business Combination by a majority of the Disinterested Directors, and (iii) such Business Combination shall not have been consummated within a period of two years after the consummation of any other Business Combination described in paragraph (a), (b), (c),
      (d), (e), (f) or (g) of Section 1 of this Article V (whether or not such other Business Combination shall have been approved by a majority of the Disinterested Directors) which had the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder; or

             (c) in the case of any Business Combination described in paragraph (c)
      or (d) of Section 1 of this Article V, such Business Combination shall have been approved by a majority of the Disinterested Directors; or

             (d)   all of the six conditions specified in the following clauses
      (i) through (vi) shall have been met:

                         (i) the transaction constituting the Business Combination shall provide for consideration to be received by holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this clause (d)(i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Stockholder beneficially owns any shares of Common Stock);

                                (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder, or by an Affiliate or Associate thereof, in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined) or (ii) in the transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher; and

                                (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date (as hereinafter defined), whichever is higher; and

                                      (ii)  if the transaction constituting the
             Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (d)(ii) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

                                (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder, or an Affiliate or Associate thereof, in order to acquire any shares of such class or series or Voting Stock beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher; and

                                (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                                (C) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                         (iii) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by the
             Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; and

                         (iv) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

                                (A) except as approved by a majority of Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefore the full amount of any dividends (whether or not cumulative) payable on the Preferred Stock as to dividends or upon liquidation;

                                (B) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and
                                (C) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

                         (v)    after such Interested Stockholder has become an
             Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                                      (vi)  a  proxy  or  information statement
             describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or such subsequent provisions).

      Section 4.   For purposes of this Article V:

                   (a) A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

                   (b) "Interested Stockholder" shall mean any person (other than the Corporation, any Subsidiary, any employee benefit plan of the Corporation or any Subsidiary or a trustee under any such plan) who or which:

                         (1)    is    the   beneficial   owner,   directly   or
                   indirectly, of 5% or more of the combined voting power of the then outstanding shares of the Voting Stock; or

                         (2) is an Affiliate of the Corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 5% or more of the combined voting power of the then outstanding shares of Voting Stock; or

                         (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, or Affiliate or Associate thereof, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving either a public offering within the meaning of the Securities Act of 1933, as amended, or normal market transactions.

                   (c)   A person shall be a "beneficial owner" of  any  Voting
                   Stock:

                         (1) which such person or any of such person's Affiliates or Associates beneficially owns directly or indirectly; or

                         (2)    which  such  person  or  any  of  such person's
                   Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

                         (3) which is beneficially owned, directly or indirectly, by any other person with which such person or any of such person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                   (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph (c) of this Section 4 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                   (e) An "Affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                   (f) An "Associate" of any person shall mean (1) any corporation or organization (other than the Corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

                   (g) "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary of the Corporation or in the aggregate by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph
             (b) of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

                   (h) "Disinterested Director" means any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of, is not a nominee of, and is not employed or engaged by the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is not an Affiliate or Associate of, not a nominee of, and is not employed or engaged by the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                   (i)   "Fair Market Value" means: (1) in the case  of  stock,
             the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National
             Association of Securities Dealers, Inc. Automated Quotations System or any other system in use generally, or if not such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any registered securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

                   (j) "Announcement Date" means the date of the first public announcement of the proposed Business Combination.

                   (k) "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

      Section 5. A majority of the Disinterested Directors of the Corporation shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Article V, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person,
(d) whether the requirements of Section 3 of this Article V have been met with respect to any Business Combination, and (e) whether the assets which are the subject of any Business Combination, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination, (i) have an aggregate Fair Market Value of $5,000,000 or more or (ii) represent in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries determined in accordance with generally accepted accounting principles then in effect; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article V.

      Section 6. Nothing contained in this Article V shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

      Section 7. Notwithstanding any other provisions of this Certificate of Incorporation, the provisions set forth in this Article V may not be repeated or amended in any respect unless such action is approved by the affirmative vote of the holders of voting shares entitling them to exercise not less than two-thirds of the total voting power of all outstanding voting shares of this Corporation, subject to the provisions of any series of Preferred Stock which may at any time be outstanding.

                                  ARTICLE VI

      Section 1. Any direct or indirect purchase or other acquisition by the Corporation of any shares of Common Stock at a price above the market value from any Interested Stockholder (as hereinafter defined), or Affiliate (as hereinafter defined) or Associate (as hereinafter defined) thereof, who has been the beneficial owner of such shares for less than two years prior to the date of such purchase or other acquisition or any agreement in respect thereof shall require authorization by the affirmative vote of the holders of at least a majority of the then outstanding shares of Voting Stock held by stockholders other than the Interested Stockholder and Affiliates and Associates of such Interested Stockholder; provided, however, the provisions of this Section 1 shall not be applicable with respect to any purchase or other acquisition of Common Stock made as part of a Tender Offer (as hereinafter defined) by the Corporation, which Tender Offer is made either on the same terms to all stockholders or only for "odd-lot" holdings of Common Stock.

      Section 2.   For purposes of this Article VI:

             (a) A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

             (b) "Interested Stockholder" shall mean any person (other than the Corporation, any Subsidiary, any employee benefit plan of the Corporation or any Subsidiary or a trustee under any such plan) who or which:

                   (1) is the beneficial owner, directly or indirectly, of 5% or more of the combined voting power of the then outstanding shares of Voting Stock; or

                   (2) is an Affiliate of the Corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly of 5% or more of the combined voting power of the then outstanding shares of Voting Stock; or

                   (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, or Affiliate or Associate thereof, if such assignment or succession shall have occurred in the courser of a transaction or series of transactions not involving either a public offering within the meaning of the Securities Act of 1933, as amended, or normal market transactions.

             (c)   A person shall be a "beneficial owner" of any Voting Stock:

                   (1) which such person or any of such person's Affiliates or Associates beneficially owns directly or indirectly; or

                   (2) which such person or any of such person's Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

                   (3) which is beneficially owned, directly or indirectly, by any other person with which such person or any of such person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

             (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph (c) of this Section 2 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

             (e)   An "Affiliate" of a specified  person  shall  mean  a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

             (f) An "Associate" of any person shall mean (1) any corporation or organization (other than the Corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

             (g) "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary of the Corporation or in the aggregate by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section 2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

             (h) "Disinterested Director" means any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of, is not a nominee of, and is not employed or engaged by the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is not an Affiliate or Associate of, not a nominee of, and is not employed or engaged by the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

             (i) "Tender Offer" shall mean a tender offer made in accordance with the then applicable rules and regulations of the Securities and Exchange Commission issued pursuant to Sections 14(d) and (e) of the Exchange Act (or any subsequent provisions replacing such Sections of the Exchange Act or such applicable rules and regulations).

      Section 3. A majority of the Disinterested Directors of the Corporation shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Article VI, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, and (c) whether a person is an Affiliate or Associate of another person; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article VI.

      Section 4. Notwithstanding any other provisions of this Certificate of Incorporation, the provisions set forth in this Article VI may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of voting shares entitling them to exercise not less than two-thirds of the total voting power of all outstanding voting shares of this Corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.

                                  ARTICLE VII

      Section 1. The number of directors of the Corporation, and the number of directors in each class, shall be fixed from time to time by or pursuant to the Bylaws of the Corporation but the number of directors of the Corporation shall not be less than three or more than nine, except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. The directors shall be divided into three classes, as nearly equal in number as possible, as shall be provided in the Bylaws of the Corporation. Unless otherwise provided in the Bylaws, at the annual meeting of stockholders held in 1985, one class of two directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class of two directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1987 and another class of two directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1988, with each class to hold office until its successors are elected and qualified. At each annual meeting of stockholders subsequent to 1985, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of election. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Section 2. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence of this Section 2 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

      Section 3. Subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class. For purposes of this Section 3, "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

      Section 4. Notwithstanding any other provisions of this Certificate of Incorporation, the provisions set forth in this Article VII may not be repealed or amended in any respect, and no article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of the holders of voting shares entitling them to exercise not less than two-thirds of the total voting power of all outstanding voting shares of this Corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.

                                 ARTICLE VIII

      Section 1. Subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected (a) at a duly called annual or special meeting of stockholders of the Corporation or (b) by the unanimous written consent of all stockholders of the Corporation. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

      Section 2. Nominations by stockholders for any directorship must be submitted to the Board of Directors by written notice received by the Board of Directors not later than 45 days prior to the date of the annual meeting of stockholders at which the election is to be held or, if later, within seven days after the date the Corporation mails, or otherwise gives, notice of the date of such meeting, which notice shall state the name of the nominating stockholder, the name of the nominee, the addresses of the nominee's business and residence, the nominee's principal occupation, the name and address of the nominee's employer or business if self-employed, and the number of shares of Common Stock and Preferred Stock which are beneficially owned by such nominee, if any, and by the nominating stockholder.

      Section 3. In addition to any requirements of law and any other provision of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the Bylaws of the Corporation may be adopted, repealed, altered or amended (i) by the stockholders of the Corporation only by the affirmative vote of the holders of 66-2/3% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class and cast at a meeting of the stockholders called for that purpose (provided that such notice of such proposed adoption, repeal, alteration or amendment is included in the notice of such meeting); or (ii) by the Board of Directors, in furtherance and not in limitation of the powers conferred upon it by law, by the vote of a majority of the entire Board of Directors.

      Section 4. Notwithstanding any other provisions of this Certificate of Incorporation, the provisions set forth in this Article VIII may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of voting shares entitling them to exercise not less than two-thirds of the total voting power of all outstanding voting shares of this Corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.

                                  ARTICLE IX

      A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

      IN WITNESS WHEREOF, THE BOMBAY COMPANY, INC. has caused this Restated Certificate of Incorporation to be signed by Robert E.M. Nourse, its President, and attested by Michael J. Veitenheimer, its Secretary, as of the 5th day of January, 1993.

                                            THE BOMBAY COMPANY, INC.


                                            By:  /S/ Robert E.M. Nourse
                                                 Robert E.M. Nourse
                                                 President


ATTEST:

/S/ Michael J. Veitenheimer
Michael J. Veitenheimer
Secretary

                        CERTIFICATE OF AMENDMENT TO THE
                   RESTATED CERTIFICATE OF INCORPORATION OF
                           THE BOMBAY COMPANY, INC.

      THE BOMBAY COMPANY, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that the following AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION was adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and does hereby delete the first sentence of Article IV in its entirety and replaces such sentence with the following:

                                  ARTICLE IV

      Section 1. The total number of shares which the Corporation shall have authority to issue is fifty-one million (51,000,000) shares, of which one million (1,000,0000) shares, of the par value of one dollar ($1.00) per share, shall be Preferred Stock, and fifty million (50,000,000) shares, of the par value of one dollar ($1.00) per share, shall be Common Stock.


                                            THE BOMBAY COMPANY, INC.


                                            By:  /S/ Robert E.M. Nourse
                                                 Robert E.M. Nourse
                                                 President and Chief
                                                 Executive Officer
ATTEST:

/S/ Michael J. Veitenheimer
Michael J. Veitenheimer
Secretary



2